Exhibit 99.1

Major Medical Centers Enter into Installation Agreements for Evaluation of BioSig PURE EP™ Systems

New 90-day evaluation cycles enable hospitals to more rapidly assess the platform technology while also accelerating BioSig's commercial activities

Westport, CT, Feb. 10, 2021 (GLOBE NEWSWIRE) -- BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”), a medical technology company commercializing an innovative signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that it has entered into three new evaluation agreements for the PURE EP™ System, its novel electrophysiology (EP) signal acquisition and analysis technology.

New installations of the PURE EP™ System will now follow a shorter assessment cycle of 90 days based on favorable data from installation evaluations in 2020. As part of its evaluation agreements, the Company’s clinical team provides on-site training and assists with data collection and interpretation, and workflow customization to optimize the user experience for every physician and EP lab staff member.

“Since initiating our first clinical study in November 2019, our team has acquired a wealth of knowledge about the capabilities of the PURE EP™ System in a broad range of clinical cases,” commented Kenneth L. Londoner, Chairman, and CEO of BioSig Technologies, Inc. “Our experience in 2020 has provided the Company meaningful strategic information that gives us confidence in accelerating our rollout and reducing the clinical evaluation period to 90 days or less, beginning with these three major hospitals. With the recent decline of COVID-19 cases reported and the resulting decline in hospitalization rates in the past several weeks, our Company is poised to expand near-term activity on our targeted commercial plans for 2021.”

New clinical sites due to receive BioSig’s PURE EP™ System include New York-Presbyterian/Weill Cornell Medical Center, Michigan Medicine–University Hospital (two centers that account for two of the largest EP programs in the country), and Houston Methodist Hospital.

More than 500 patient cases have been conducted using the PURE EP™ System by 34 physicians in seven clinical sites to date.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP™ System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133